Exhibit 8.2

Our ref	CA/JS/RDLH/1061186/0031/G12614530v4

Galileo NewCo Limited PO Box 656 East Wing Trafalgar Court Les Banques St Peter Port Guernsey GY1 3PP (the “Recipient”)		19 March 2021

Dear Sirs

Galileo NewCo Limited (the “Company”)

1.	INTRODUCTION

1.1

We have acted as Guernsey counsel to the Company in respect of certain matters of Guernsey law in connection with the filing of a registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission.

1.2

We are lawyers qualified to practise law in and to advise on the laws of Guernsey and we express no opinion as to any laws, rules or regulations other than the laws of Guernsey, in force as at the date of this opinion, or in relation to the content of the Registration Statement.

2.	ASSUMPTIONS

2.1	For the purposes of giving this opinion, we have with your permission assumed (and relied upon these assumptions):

PARTNERS: A Alexander    C Anderson    A Boyce    T Carey    R Clark    T Corfield    D Crosland    M Dunster    K Friedlaender    E Gray D Jones    N Kapp    T Lane    K Le Cras    D Le Marquand    B Morgan    J Morgan    CONSULTANTS: N Carey    M Eades    J Greenfield    G Hall

The Guernsey limited liability partnership known as Carey Olsen (Guernsey) LLP is a limited liability partnership incorporated in Guernsey on 1 March 2018 with its registered office at Carey House, Les Banques, St Peter Port GY1 4BZ and registration number 95.

2.1.1

the conformity to the originals of all documents supplied to us as drafts, certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of such documents, and the authenticity and completeness of all documents supplied to us as originals;

2.1.2

the genuineness of all signatures and seals on the documents and instruments submitted to us for the purposes of this opinion and where we have been provided with only signature pages of documents, that the original signed versions of such documents will not differ from the last version of the full documents provided to us;

2.1.3

that there are no provisions of the laws of any jurisdiction outside Guernsey which would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside Guernsey may be relevant, such laws have been or will be complied with (including without limitation, the obtaining of all necessary consents, licences, registrations, approvals and filings);

2.1.4	that all factual representations, warranties and statements made or agreed to by the parties to the Registration Statement are true and accurate, as of the date hereof; and

2.1.5	that there are no documents or information which we have not been provided with which could affect the accuracy of this opinion.

2.2	We have not independently verified the above assumptions.

3.	OPINION

On the basis of and subject to the foregoing and the observations and qualifications that follow and to matters not disclosed to us, we are of the opinion that the statements under the caption “Island of Guernsey Tax Considerations” in the Registration Statement, insofar as such statements constitute a summary of Guernsey law, fairly summarise in all material respects such legal matters and are our opinion.

4.	QUALIFICATIONS

The observations and qualifications referred to above are as follows:

4.1	we express no opinion as to any other law other than the laws of the Island of Guernsey in force at and as interpreted at the date of this opinion; and

4.2

we do not give any opinion on the commerciality of any transaction contemplated or entered into by the Company in respect of the issue of the Shares. If in resolving to enter into the transaction the directors of the Company were not acting with a view to the best interests of the Company, they would be acting in breach of their duties as directors under the laws of Guernsey.

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5.	GENERAL

5.1

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Exhibit Index under 8.2 in the Registration Statement and in the section in the Registration Statement entitled “Material Tax Considerations – Island of Guernsey Tax Considerations”. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission.

Yours faithfully

/s/ Carey Olsen (Guernsey) LLP

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